UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12

GLG Partners, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     The following are (1) a press release issued by GLG Partners, Inc. (the “Company”) dated May 17, 2010 announcing entry into an Agreement and Plan of Merger and the transactions contemplated thereby and (2) a form of presentation used in presentations on May 17, 2010.

Exhibit 99.1
GLG ANNOUNCES MERGER WITH MAN GROUP
New York, May 17, 2010 — GLG Partners, Inc. (“GLG”) (NYSE: GLG) today announced that it has agreed to be acquired by Man Group plc (“Man”). The proposed acquisition will be made through two concurrent transactions: a cash merger under a merger agreement entered into among GLG, Man and a Man merger subsidiary; and a share exchange under an agreement entered into among GLG’s principals (Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities) and two limited partnerships that hold shares for the benefit of key personnel who are participants in GLG’s equity participation plan and Man.
Following the unanimous recommendation of a Special Committee of independent and disinterested directors, the Board of Directors of GLG has unanimously approved the merger and share exchange agreements and is recommending to GLG’s stockholders that they adopt and approve the merger agreement and approve the merger.
Under the terms of the merger agreement, Man will acquire the outstanding common stock of GLG not subject to the share exchange for $4.50 per share through a merger with a wholly owned subsidiary of Man. The $4.50 per share cash consideration to be paid in the merger represents a 55% premium to the closing price of GLG’s common stock on May 14, 2010, the last trading day prior to the announcement of the execution of a definitive merger agreement. Immediately prior to the closing of the merger, under the terms of the share exchange agreement, Man will acquire all of the common stock of GLG held by the principals and the equity participation plan partnerships in exchange for Man ordinary shares at an exchange ratio of 1.0856 Man shares per GLG share. Based on the closing prices of GLG and Man stock on May 14, 2010, the exchange ratio represents a value of $3.50 per GLG share. The share exchange is subject to a cap on the value of Man shares to be received of $4.25 per GLG share.
“This is a transformational step for GLG,” said Noam Gottesman, Chairman and Co-CEO of GLG. “We have known Man for many years and can be certain that our two businesses are highly complementary, both focused on delivering long-term performance but each with differing client bases and uncorrelated investment strategies. The combination of Man’s outstanding distribution and structuring capabilities together with our industry leading investment teams will benefit all stakeholders, particularly investors in our funds whose interests will be exceptionally well served from within the combined group. The independent committee of our Board has unanimously recommended acceptance of the cash merger to our shareholders, and as a management team we are looking forward to working with our new colleagues at Man following the close of this transaction.”

The completion of the share exchange and the merger are conditioned on each other. The proposed transaction is subject to customary closing conditions, including GLG and Man shareholder approvals and regulatory approvals. In addition, the transaction is subject to the approval of the merger and the merger agreement by holders of a majority of the outstanding shares of GLG’s voting stock (other than the GLG principals, Man, GLG or any of their affiliates) at a meeting of stockholders to be held on a date to be announced.
Finally, pursuant to the terms of the merger agreement, GLG will make a cash offer to purchase all outstanding warrants for $0.129 per warrant, the closing price for the warrants on the NYSE on May 14, 2010. The closing of the offer to purchase will be conditioned upon the completion of the merger. Upon the effective time of the merger, the warrants will become exerciseable for the right to receive the merger consideration.
The acquisition transaction is expected to close in the third quarter of 2010 and following the acquisition, GLG will be a wholly owned subsidiary of Man. The principals will also enter into lock-up agreements on the Man shares received in the transaction.
Moelis & Company acted as financial advisor to the Special Committee of GLG’s Board of Directors. Goldman Sachs acted as financial advisor to GLG. Perella Weinberg Partners served as financial advisor to Man.
Conference Call and Webcast Details
GLG and Man will host a conference call today at 9:30 a.m. (UK time) to discuss the proposed transaction. The toll free dial-in number is +1 888 935 4575 from the U.S. or +44 (0)80 0028 1243 from the U.K., and the passcode is 1291426. A live webcast of the presentation will be available in the Investor Relations section of GLG’s website at www.glgpartners.com and Man’s website at www.mangroupplc.com, with a replay available on demand from later in the day.
About GLG
GLG Partners, Inc. is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. Founded in 1995 and listed on the New York Stock Exchange in 2007 under the ticker symbol “GLG”, GLG is dedicated to achieving consistent, superior investment returns through traditional, alternative and hybrid investment strategies. The performance GLG generates for its clients is driven by the proven expertise of its team of investment professionals underpinned by a rigorous approach to investment analysis and a strong focus on risk management. GLG managed net AUM of $23.7 billion as of March 31, 2010.
GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Additionally, GLG uses the website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures are included on GLG’s website under the section “Investor Relations — Overview”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Additional Information
GLG intends to file with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed merger and to mail a definitive proxy statement and other relevant documents to GLG stockholders. Stockholders of GLG and other interested

2

persons are advised to read, when available, GLG’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with GLG’s solicitation of proxies for the special meeting to be held to approve the merger because these proxy statements will contain important information about GLG and the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Investors and securityholders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained by contacting Investor Relations, GLG Partners, Inc., 399 Park Avenue, 38th floor, New York, New York 10022, telephone (212) 224-7200 and through GLG’s website at www.glgpartners.com.
GLG and its directors and executive officers may be deemed participants in the solicitation of proxies from GLG’s stockholders. Information about the directors and executive officers of GLG and their ownership of GLG shares is set forth in the proxy statement for GLG’s 2010 Annual Meeting of Shareholders. A free copy of this document may be obtained by contacting the SEC or GLG as indicated above. GLG’s stockholders may obtain additional information about the interests of GLG’s directors and executive officers in the proposed transaction by reading GLG’s proxy statement for the special meeting when it becomes available.
This communication is not an offer to participate in the tender offer for the warrants described herein. When and if the tender offer is commenced, a tender offer statement and additional materials will be made available. IN THAT EVENT, INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholder will be able to obtain these materials free of charge on the SEC’s website, www.sec.gov, and will receive information at an appropriate time on how to obtain transaction-related documents for free from GLG Partners, Inc. Such documents are not currently available and their availability is subject to the determination to commence the tender offer.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; GLG’s financial performance; market conditions for GLG managed investment funds and accounts; performance of GLG managed investment funds and accounts, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. Such risks also include failure to satisfy the conditions of the pending merger, including failure to obtain the required approvals of GLG and Man stockholders, including the approval of a majority of GLG stockholders unaffiliated with principals and the equity participation plan partnerships; the costs and expenses associated with the pending merger; contractual restrictions on the conduct of GLG’s business included in the merger agreement; the potential loss of key personnel, disruption of GLG’s business or any impact on GLG’s relationships with third parties as a result of the pending merger; any delay in consummating the proposed merger or the failure to consummate the transaction; and the

3

outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or loans, nor shall there be any offer or sale of securities or loans in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Contacts
Investors / Analysts:

Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com

Michael Hodes
Director of Public Markets
+1 212 224 7223
michael.hodes@glgpartners.com

Shirley Chan
Associate of Public Markets
+1 212 224 7257
shirley.chan@glgpartners.com

Media:

David Waller
Director of Communications
+44 207 016 7015
david.waller@glgpartners.com

Matthew Newton / Talia Druker
Finsbury
+44 207 251 3801
glg@finsbury.com

Ryan O’Keeffe / Stephanie Linehan
Finsbury
+1 212 303 7600
glg@finsbury.com
SOURCE: GLG Partners, Inc.

4

Acquisition of GLG by Man Group 17 May 2010 Presentation to Investors Exhibit 99.2

Disclaimer This document has been prepared solely for its use at the presentation to investors to be made on 17 May 2010 (the "Presentation") in connection with the proposed acquisition (the "Acquisition") by Man Group plc ("Man Group") of all of the issued and to be issued shares of GLG Partners, Inc. ("GLG"). This document and the Presentation are being made available to you solely for your information in connection with the Acquisition. The information and opinions contained in this document and the Presentation do not purport to be comprehensive. This document should be read in conjunction with, and subject to, the full text of the announcement dated 17 May 2010 regarding the Acquisition (the "Announcement"). Unless otherwise indicated, terms and expressions defined in the Announcement bear the same meanings in this document. This document and the Presentation are not intended to, and do not constitute, or form part of, an offer to sell or an invitation to purchase or subscribe for any securities, or a solicitation of any vote or approval in any jurisdiction. No representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document and the Presentation is made by either Man Group or GLG and no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) is accepted by it, them, their affiliates or their respective officers, employees, agents or advisers in relation to it or any other information made available in connection with the Presentation. Certain statements in this document and the Presentation are or may be forward-looking statements with respect to financial condition, results of operations, businesses or integration of Man Group and GLG. By their nature, forward-looking statements involve a number of risks, uncertainties or assumptions that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. These risks, uncertainties or assumptions could adversely affect the outcome and financial effects of the plans and events described herein. Forward-looking statements contained within these presentation materials regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Undue reliance should not be place on forward-looking statements, which speak only as of the date of this document and the Presentation. Neither Man Group nor GLG is under any obligation (except as required by law or regulation) to revise, update or keep current any information contained in this document or in the Presentation, regardless of whether that information is affected as a result of new information, future events or otherwise. All written and forward-looking statements attributable to Man Group or GLG or persons acting on their behalf are qualified in their entirety by these cautionary statements. This document is being distributed in the United Kingdom only to those (a) who have professional experience in matters relating to investments who fall within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (b) high net worth entities and other persons to whom it may otherwise lawfully be communicated falling within Article 49(1) of the Order (all such persons together being referred to as "relevant persons"). Any person who is not a relevant person should not act or rely on this Presentation or any of their contents. Any investment or investment activity to which the Presentation and this document relate is available only to relevant persons and will be engaged in only with relevant persons.

Important information (1) The information contained in this document and the Presentation is qualified by the following notes and, where indicated, certain statements should, in particular, be read and construed as being subject to the relevant note below. 1) The values in this Presentation ascribed to GLG, shares of GLG Common Stock held by the GLG Principals (being Noam Gottesman, Pierre Lagrange and Emmanuel Roman together with their related trusts and affiliated entities and two limited partnerships that hold shares for the benefit of key personnel who are participants in GLG's equity participation plan) and the number of new Man Group shares to be issued in connection with the Share Exchange have been determined by: (a) applying the Exchange Ratio (as defined in the Announcement) on the basis of the closing price of a Man Group share on the LSE on the Business Day prior to the Announcement, converted into US dollars; and (b) taking into account the conversion of all convertible bonds and exchangeable shares of GLG into shares of GLG Common Stock. Please note, however, that the actual values that will be attributable to GLG and the shares of GLG Common Stock held by GLG Principals on completion of the Acquisition may be different from those set out in this Presentation and the number of new Man Group shares to be issued on completion of the Acquisition may be lower than the number stated in the Presentation. This is a result of the fact that the GLG Principals will receive an amount of new Man Group shares for each of their shares of GLG Common Stock applying the Exchange Ratio determined at completion of the Acquisition. For these purposes, the price of a Man Group share will be calculated on the basis of the average of the daily volume weighted average price of a Man Group share on the LSE for the ten consecutive trading days prior to, but not including, the date of completion, converted into US dollars using the exchange rate on each such trading day. In the event that the value of a share of GLG Common Stock at completion of the Acquisition would exceed US$4.25, the number of new Man Group shares to be issued to GLG Principals will be reduced proportionately to maintain a maximum value of $4.25 per share at completion. 2) Please note that nothing in this document or the Presentation is intended to be a profit estimate for any period or a forecast of future profits and statements relating to earnings accretion should not be interpreted to mean that the earnings per Man Group share or GLG share for the current or future financial periods will necessarily match or exceed its historical published earnings per share. Figures referred to in statements included in this document in relation to earnings accretion are stated before amortisation of intangibles arising from the Acquisition.

GLG intends to file with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed merger and to mail a definitive proxy statement and other relevant documents to GLG stockholders. Stockholders of GLG and other interested persons are advised to read, when available, GLG's preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with GLG's solicitation of proxies for the special meeting to be held to approve the merger because these proxy statements will contain important information about GLG and the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained by contacting Investor Relations, GLG Partners, Inc., 399 Park Avenue, 38th floor, New York, New York 10022, telephone (212) 224-7200 and through GLG's website at www.glgpartners.com. GLG and its directors and executive officers may be deemed participants in the solicitation of proxies from GLG's stockholders. Information about the directors and executive officers of GLG and their ownership of GLG shares is set forth in the proxy statement for GLG's 2010 Annual Meeting of Shareholders. A free copy of this document may be obtained by contacting the SEC or GLG as indicated above. GLG's stockholders may obtain additional information about the interests of GLG's directors and executive officers in the proposed transaction by reading GLG's proxy statement for the special meeting when it becomes available. Important information (2)

Introduction from Jon Aisbitt, Chairman of Man Group Acquisition of GLG by Man to transform industry landscape Core to Man strategy Right partner Compelling structure: GLG principals become significant holders of Man shares and are substantial investors in funds Values GLG equity at c. $1.6 billion1 Expected to be earnings accretive in FY 20122,3 and earnings neutral in FY20112,3 Potential annual cost savings of $50 million already identified, with a cost to deliver of approximately $25 million Decision on Man dividend level for FY 2011 brought forward: Board intends to recommend full year dividend of at least 22 cents per share Intends to recommend final dividend for 2010 of 24.8 cents per share, giving a maintained total dividend of 44 cents per share Man Group full year results to be published on 27 May Target completion end September 2010 - subject to regulatory approval and approval of GLG and Man shareholders 1) Please see note 1 in the 'Important Information' section of this document 2) Please see note 2 in the 'Important Information' section of this document 3) Before amortisation of intangibles arising from the transaction

Transaction highlights Peter Clarke

Our world is changing .... Creation of a diversified, world-leading alternative investment manager with FUM of $63 billion Meets rapidly evolving investor demand for liquid, transparent strategies Integrates complementary investment styles with a world-class structuring and distribution capability Generates unrelenting focus on superior, uncorrelated returns Creates new sources of return for fund investors Provides a platform for organic build-out of further strategies Transaction structure Delivers a unified business Retains principals Aligns fund investors, management and shareholders Enhances sales and performance potential

Combination benefits + Quantitative investment styles + Structuring + Distribution Mass affluent + Institutions Discretionary investment styles Ultra high net worth + Sovereign wealth + Institutions Focus on superior uncorrelated returns New sources of return for investors Potential annual cost savings of $50 million FUM and product growth Earnings accretive in FY 20121, 2 Earnings neutral in FY 20111, 2 + Strategy Investors Benefits Please see note 2 in the 'Important Information' section of this document Before amortisation of intangibles arising from the transaction

Multi-Manager** FUM $14.6bn Credit* FUM $3.4bn AHL FUM $21.1BN GLG long-only funds FUM $12.3bn Long Only Structure and integration Compliance, risk management and operations Single-manager strategies Fund-of-Fund GLG alternative strategies FUM $11.4bn Hedge Funds Product structuring Distribution Investment management Fully integrated Source: GLG Q1 2010 earnings release and Man pre-close trading update for the financial year ending 31 March 2010. * Ore Hill/ Pemba ** Man Multi-Manager

Uncorrelated, liquid investment styles Source: Man database and Bloomberg. Potential investors should note that alternative investments can involve significant risks and the value of an investment may go down as well as up. There is no guarantee of trading performance and past performance is no indication of current or future performance/results. Returns may increase or decrease as a result of currency fluctuations. 1. Man AHL Diversified plc is valued weekly; however, for comparative purposes, statistics have been calculated using the last weekly valuation for each month. 2. GLG Global Opportunity Fund, Share Class Z. 12 month rolling return Man AHL Diversified plc1 vs. GLG Global Opportunity Fund2 1 February 1997 to 31 March 2010 GLG Global Opportunity Fund2 Man AHL Diversified plc1 GLG Global Opportunity Fund2 Total return 522.2% 428.9 % Annualised return 14.9% 13.5 % Annualised volatility 17.8% 11.4%

Landmark position in evolving investment landscape Onshore regulated market Global appetite for liquid, transparent styles Long only, equity long/short, managed futures, global macro, emerging markets Equity long/short is closest "convergence bridge" to mainstream markets e.g. UCITS ($7 trillion)

Meeting global demand for onshore regulated product Man: onshore Brazil product launched Man: new onshore Canada product following regulatory change Man: new onshore Australia unit trusts Man: $160m raised in first fund of managed futures fund in Taiwan GLG: over $1 billion raised in UCITS alternatives Man: over $200m raised in AHL Diversity and Trend Well placed to respond to regulatory change Man: well established $1.4 billion onshore fund in Hong Kong

Landmark position in evolving investment landscape Onshore regulated market Global appetite for liquid, transparent styles Long only, equity long/short, managed futures, global macro, emerging markets Equity long/short is closest "convergence bridge" to mainstream markets e.g. UCITS ($7 trillion) Structured product market Continued relevance of capital protection: focus on simpler structures GLG's versatile sources of return made available to Man's industry-leading structuring and distribution team

A new generation of portfolio blends



Illustrative Portfolio Blends
1 February 1997 to 28 February 2010
Index value USD (log scale)
18000
15000
12000
9000
6000
3000
1000
97
98
99
00
01
02
03
04
05
06
07
08
09
10
AHL/Man Multi-Manager Portfolio Pro Forma¹
AHL/GLG Portfolio Pro Forma²
World stocks

	AHL/Man Multi-Manager Portfolio Pro Forma[1]	AHL/GLG Portfolio Pro Forma[2]	World stocks
Total return	547.4 %	1079.9 %	35.7 %
Annualised return	15.3 %	20.8 %	2.4 %
Annualised volatility	18.3 %	19.7 %	15.6 %
Worst drawdown	-17.7 %	-18.7 %	-51.9 %

Source: Man database and Bloomberg. World stocks: MSCI World Index hedged to USD (price return). Both pro formas are for illustrative purposes only. No existing product has been created using the portfolio blends and methodology illustrated by these pro formas. Potential investors should note that alternative investments can involve significant risks and the value of an investment may go down as well as up. There is no guarantee of trading performance and past performance is no indication of current or future performance/results. Returns may increase or decrease as a result of currency fluctuations. Man AHL Diversified plc is valued weekly; however, for comparative purposes, statistics have been calculated using the last weekly valuation for each month.

1.The AHL/Man Multi-Manager Portfolio Pro Forma takes the fully funded net track records for Man Glenwood Holdings ("MGH") and AHL Diversified PLC ("AHL") and applies them across the time series to a pro forma portfolio in the proportions 60% investment exposure through MGH and 100% investment exposure through AHL. 2. The AHL/ GLG Portfolio Pro Forma takes the fully funded net track records for GLG Global Opportunity Fund, Share Class Z ("GO") and AHL and applies them across the time series to a pro forma portfolio in the proportions 60% investment exposure through GO and 100% investment exposure through AHL. This is similar to the investment exposure weighting in a typical Man IP220 structure, but with GO substituted for MGH. In both pro formas, a funding cost of USD 3 month LIBOR has been assumed and rebalanced back to the 60%/100% target proportions referred to above on a monthly basis. **3.** Sharpe ratio is calculated using the risk-free rate in the appropriate currency over the period analysed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk- adjusted return, negative Sharpe ratios are shown as n/a, as they can be misleading.

14

Landmark position in evolving investment landscape Onshore regulated market Global appetite for liquid, transparent styles Long only, equity long/short, managed futures, global macro, emerging markets Equity long/short is closest "convergence bridge" to mainstream markets e.g. UCITS ($7 trillion) Structured product market Continued relevance of capital protection: focus on simpler structures GLG's versatile sources of return made available to Man's industry-leading structuring and distribution team Institutional market Funding gaps driving increasing allocations to hedge Man + GLG offer a broad range of styles and managed account based solutions to meet institutional needs as they evolve, including in the US

Complementary distribution Market Man through GLG's relationships with family offices, sovereign wealth funds and in Southern Europe Join forces in the US Market GLG through Man's Asia Pacific distribution channel G Man "hotspot" GLG "hotspot"

Transaction Summary 1) Please see note 1 in the 'Important Information' section of this document 2) Please see note 2 in the 'Important Information' section of this document 3) Before amortisation of intangibles arising from the transaction Consideration Cash consider to public shareholders of $4.50 per GLG share Share exchange offer to GLG Principals of 1.0856 Man shares per GLG share Values each GLG share at $3.501 Value capped at $4.251 177 million of new Man shares to be issued1 Values GLG equity at c. $1.6 billion1 Capital and earnings implications Expected to be earnings accretive in FY 2012 and earnings neutral in FY 20112, 3 Potential annual cost savings of $50 million already identified, at a cost to deliver of c. $25 million Pro forma capital excess of an estimated $300 million Management Principals committed to retain Man shares and stay invested in funds Stock lock-ins, commitments to roll fund investments, restricted covenants Conditions Subject to shareholder approval by GLG and Man shareholders Standard regulatory and anti-trust approvals Absence of material adverse change Closing Target end September 2010

Consideration* Cash Consideration Share Consideration Total Offer Value Less: Value of potential synergies** Less: Cash paid to convert holders Implied value to GLG shareholders, excluding potential synergies Current GLG market cap, including exchangeable shares 1 1.2 0.9 1 0.6 1.6 0.4 0.3 0.9 0.90253068 * Numbers are rounded for ease of presentation ** Based on potential run-rate cost savings of $50m already identified, capitalised at 10.0x and taxed at 20% 1 1 Note: Cash consideration and share consideration as per offer announcement; cash paid to holders of convertible bonds equal to 66.5m shares on conversion multiplied by $4.50; current market capitalisation of GLG includes 251.2m shares of common stock and 58.9m exchangeable shares, all valued at GLG's closing share price on 14 May 2010 of $2.91 1) Please see note 1 in the 'Important Information' section of this document

People Combined investment team benefitting from broader, more diverse asset pool Alignment of interests through incentivisation structure Global sales force with access to a broader investment offering Total commitment from the Principals Magnet for talent going forward

GLG Overview Noam Gottesman

GLG is a leading global multi-strategy investment manager Founded in 1995 by Noam Gottesman and Pierre Lagrange, with Emmanuel Roman joining as co-CEO in 2005 - listed on the NYSE since 2007 and regulated by both the FSA and SEC A long history of strong and sustained investment performance - since the first fund launched in 1997 GLG has achieved a 14.1%* annualised return on its alternative strategies and a 7.3%* annualised return on its long only strategies, outperforming its blended benchmark by 2.7% annually Differentiated investment approach with a strong and diversified team of over 120 dedicated investment professionals, GLG is committed to recruiting, training and motivating top investment talent $23.7 billion in net funds under management ("FUM") as of March 31, 2010 with a broad range of funds and managed accounts comprising alternative, long only and UCITS III Strong focus on rigorous risk management and controls Attractive foundation of institutional and high net worth clients with a significant base of UK retail clients * Net-of-fees annualized dollar-weighted return through March 2010

22 GLG has a long history of strong investment performance Note: Performance is typically measured by the longest running share class in each fund. First GLG fund began trading in January 1997; as a result, indices are rebased to 100 as at 1 January 1997 with monthly data points through to 31 March 2010. Annualized returns are calculated on a basis of monthly pricing data. See the Appendix for a description of how dollar-weighted average returns are calculated. Net Annualized Return Since Inception 14.1% 8.2% 7.3% 5.2% 4.5% 4.1% GLG GLG

This performance is driven by GLG's diversified, market leading investment teams Selected awards and rankings GLG Alpha Select Fund Winner 2009 Best UK Equity Fund No. 1 Hedge Fund (Based on All Votes) Winner 2007, 2006 Thomson Extel Surveys Leading Pan-European Hedge Fund Winner 2008 Thomson Extel Surveys Best Single Hedge Fund Manager for Multi- Strategy Hedge Fund Operators Winner 2008 Financial News Leading Pan-European Hedge Fund Winner 2009 Thomson Extel Surveys GLG places heavy emphasis on fundamental research and tactical trading coupled with active risk management GLG manages a number of discretionary strategies: Credit / Convertibles Geography-focused: Emerging Markets Europe Global Japan North America UK Macro / Special Situations GLG manages alternative, long only and UCITS III Overview of investment approach GLG Partners LP Best Fund over 10 Years Global Equity Fund GLG Performance Fund Winner 2009

GLG's recent positive performance

- Net FUM of $23.7 billion at 31st March, an increase of 7% in the quarter and 69% year over year
- Net organic inflows have been accelerating: ($0.3) billion in H1 2009, $0.2 billion in Q3 2009, $0.7 billion in Q4 2009 and $1.0 billion in Q1 2010
- Investment performance has been strong

	GLG Alternative Composite	MSCI World TR Index	S&P 500 TR Index	GLG Long Only Composite	Long Only Blended Benchmark	GLG 130 / 30 Composite	130 / 30 Blended Benchmark
DOLLAR-WEIGHTED COMPOSITE RETURNS							
YTD thru April 2010 (Estimated)	6.9%	4.9%	6.9%	5.9%	4.4%	8.0%	7.7%
2009	28.1%	25.7%	25.6%	29.6%	22.3%	33.6%	28.1%

Note: Performance is typically measured by the longest running share class in each fund. Blended benchmark returns are calculated as the aggregate of the dollar-weighted returns for the relevant benchmarks for each fund / managed account. In the event there is no relevant benchmark, an appropriate performance comparator is used. April 2010 dollar-weighted average returns are calculated based on estimated net asset values (NAVs) as at April 30, 2010 and exclude a number of SGAM UK accounts that cannot be priced until mid month.

24

25 This transaction is transformational for GLG Combines two highly complementary businesses, both focused on delivering long-term investment performance Strengthens and enhances the flexibility of the GLG platform Adds significant distribution and structuring capabilities Broadens the range of products and services for GLG's investing clients Deepens infrastructure and capital base Preserves core investment philosophy and client orientation We are committed to building the business as part of the new stronger group GLG's Principals will become significant shareholders in Man Group

Key Financials Kevin Hayes

Man Key Financials Full year results likely to be slightly better than indicated at pre-close Estimates for year ending 31 March 2010 $ Funds under management (end of period) 39.1bn Net management fee income 450m Net performance fee income 80m Profit before tax and adjusting items 530m Adjusting items (20m) Total profit before tax 510m Pre close highlights

GLG Key Financials FUM schedule ($m) 2009 Closing FUM 22,175 P&L ($m) Net revenues Net management fees 153 Net performance fees 115 Total net revenues 301 Expenses Non-GAAP compensation, benefits & profit share (190) General, administrative & other (91) Reported non-GAAP net income 81 Less: Acquisition related compensation expenses (448) Other non-GAAP adjustments1 7 Reported GAAP net income (359) Broker consensus estimates non-GAAP net income of $65.5 million for FY 2010 and $111.5 million for FY 2011 Source: GLG company disclosure 1) Other non-GAAP adjustments including realised loss of available for-sale investments, cumulative dividend, amortisation of intangibles, tax effect of acquisition-related compensation expense and tax effect of amortisation of intangible assets.

Combined gross performance fees Source: Company disclosure 1H 07 2H 07 1H 08 2H08 1H 09 2H 09 GLG 174 220 341 340 85 29 Man 269 152 297 895 236 391

Due diligence GLG is NYSE listed; SEC and FSA regulated Significant existing public financial and operating disclosure An appropriate due diligence exercise has been carried out, including - Investment Performance and Teams - Investor Base and Distribution Capability - Incentivisation - Legal - Regulatory - Finance and tax

Potential cost savings Potential annual cost savings of $50 million already identified One third expected to be achievable in FY 2011; the balance expected in the first six months of FY 2012 Cost of delivering these savings expected to be approximately $25 million Integration of infrastructure and operational support areas Technology Real estate Overlaps in central functions Savings in public company costs Elimination of US listing

Estimated capital position post transaction Source: Company disclosure 1) Please see note 1 in the 'Important Information' section of this document 2) Man Group current standalone capital position as of 31 March 2010 with budgeted adjustments for the period to July 2010 3) Numbers rounded to the nearest $50m ($m) Transaction Goodwill and Intangibles 1,700 Less: New Equity Issued 1 550 Capital Funding Required 1,150 Man Standalone Net Excess Capital 2 1,450 Less: Capital Funding Required 1,150 Estimated Excess Capital 300

Appendix

Indicative timetable Transaction announcement 17 May Man Group full year results announcement 27 May Shareholder circular published June/early July Man Group AGM and Q1 IMS 8 July Class 1 General Meeting to approve transaction July Regulatory approvals (absent extensions) Q3 Closing Target end September 2010 These dates are indicative only and will depend, among other things, on the regulatory timetable

Hedge fund style correlations

1 January 1997 to 31 March 2010

	Convertible arbitrage	Distressed securities	Event driven	Equity long/short	Equity market neutral	Global macro	Merger arbitrage	CTA	Fixed income arbitrage	MSCI World	Emerging markets
Convertible arbitrage	1.00	0.69	0.61	0.43	0.17	0.29	0.54	-0.07	0.74	0.45	0.51
Distressed securities		1.00	0.84	0.63	0.23	0.42	0.58	-0.12	0.69	0.60	0.71
Event driven			1.00	0.82	0.32	0.62	0.77	-0.04	0.54	0.75	0.81
Equity long/short				1.00	0.48	0.75	0.64	0.02	0.38	0.72	0.75
Equity market neutral					1.00	0.50	0.36	0.21	0.16	0.14	0.21
Global macro						1.00	0.47	0.55	0.27	0.48	0.61
Merger arbitrage							1.00	-0.05	0.43	0.60	0.56
CTA								1.00	-0.10	-0.15	-0.02
Fixed income arbitrage									1.00	0.42	0.46
MSCI World										1.00	0.75
Emerging markets											1.00

Source: Bloomberg. There is no guarantee of trading performance and past or projected performance is not a reliable indicator of future performance. Convertible arbitrage: Barclays Convertible Arbitrage Index. Distressed securities: Barclays Distressed Securities Index. Event driven: Barclays Event Driven Index. Equity long/short: Barclays Equity Long/Short Index. Equity market neutral: Barclays Equity Market Neutral Index. Global macro: Barclays Global Macro Index. Merger arbitrage: Barclays Merger Arbitrage Index. CTA: Barclay CTA Index. Fixed income arbitrage: Barclays Fixed Income Arbitrage Index. MSCI World: MSCI World Index hedged to USD (price return). Emerging markets: Barclays Emerging Markets Index.

35

GLG Key Financials - Q1 2010 Source: GLG company disclosure 1) Other non-GAAP adjustments including realised loss of available for-sale investments, cumulative dividend, amortisation of intangibles, tax effect of acquisition-related compensation expense and tax effect of amortisation of intangible assets. AUM schedule ($m) Q1 2010 Closing AUM 23,667 P&L ($m) Net revenues Net management fees 43 Net performance fees 3 Total net revenues 54 Expenses Non-GAAP compensation, benefits & profit share (35) General, administrative & other (27) Reported non-GAAP net income (3) Less: Acquisition related compensation expenses (66) Other non-GAAP adjustments1 (1) Reported GAAP net income (70) First quarter performance fees will generally be recognised when they crystallize on 30 June

GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative funds listed below and funds that have closed, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end FUM and net inflows on the subsequent dealing day: For the month of April 2010, dollar-weighted average returns are based on estimated month-end NAVs of the funds listed above as at April 30, 2010. GLG alternative strategy dollar-weighted average returns

GLG long only strategy dollar-weighted average returns GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only funds listed below and funds that have closed, in addition to managed accounts managed in accordance with a long only strategy (except those over which GLG does not exercise full control), weighted by the sum of month-end FUM and net inflows on the subsequent dealing day: For the month of April 2010, dollar-weighted average returns are based on final and estimated month-end NAVs of the funds listed above as at April 30, 2010. * Funds managed by a SGAM entity and sub-advised by GLG.

GLG 130 / 30 or similar strategy dollar-weighted average returns (including all UCITS III products) are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end FUM and net inflows on the subsequent dealing day: For the month of April 2010, dollar-weighted average returns are based on final month-end NAVs of the funds listed above as at 30 April 2010. GLG 130 / 30 or similar strategy dollar-weighted average returns

GLG's funds make use of fund-in-fund reinvestment in the following ways: GLG's internal fund of fund ("FoF") products invest substantially all of their assets in GLG's single-manager alternative or long only strategy funds GLG's external FoF products may invest a small proportion of their assets in other GLG external FoF products GLG's single-manager alternative strategy funds may invest some proportion of their assets in other GLG single-manager alternative strategy funds GLG's long only strategy funds may invest some proportion of their assets in other GLG long only strategy funds Gross FUM presentation includes assets invested from other GLG Funds Net FUM presentation is net of assets invested from other GLG Funds GLG description of gross and net funds under management

Prior to the reverse acquisition transaction with Freedom in November 2007 ("the Acquisition"), GLG's compensation, benefits and profit share expense reflected compensation for employees and profit share for key personnel. Following the Acquisition, an additional set of charges referred to as Acquisition-related compensation expense, which were based on certain service conditions being met, was added to compensation, benefits and profit share expense in order to comply with GAAP. Acquisition-related compensation expense reflects the GAAP accounting for two primary items: 1) the Agreement Among the Principals and Trustees: A retention-driven agreement that requires GLG's three principals and their related trusts to forfeit a formula-based percentage of their ownership interests in GLG to the remaining principals and their related trusts if one of them were to leave GLG during the five years following the Acquisition. 2) the broadening of key personnel and employee ownership in GLG: 15% of the total consideration paid for the GLG business in the Acquisition went to fully consolidated partnerships (Sage Summit LP and Lavender Heights Capital LP) (i.e. $150 million in cash and 33 million shares). The LPs of these entities are key personnel of GLG. Ten million shares issued in the Acquisition were allocated to awards for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan. Approximately 250,000 shares were allocated for the benefit of employees and certain key personnel under the 2007 Long-Term Incentive Plan at the closing of the Acquisition. GLG Freedom acquisition related compensation expense

Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense. GLG's management believes that the Acquisition-related charges do not reflect its ongoing core business operations and compensation expense and instead assesses its personnel-related expenses based on non-GAAP CBP. Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share. 1) Includes payroll taxes accrued on unvested shares and paid on vested shares and dividends paid on unvested shares equaling no greater than $2.0 million in aggregate for each of the above periods. GLG non-GAAP compensation, benefits and profit share (non-GAAP CBP) 2007 2008 2009 Q1 2010 GAAP compensation, benefits and profit share ($) 1,211,212 952,916 637,995 101,340 Less: Acquisition-related compensation expense1 ($) (639,077) (756,646) (447,610) (66,407) Non-GAAP CBP ($) 572,135 196,270 190,385 34,933

Non-GAAP Adjusted Net Income: GLG's management assesses the underlying performance of its business based on the measure "adjusted net income," which adjusts net loss before non-controlling interests for (1) the Acquisition-related compensation expense, (2) to the extent that GLG records a tax benefit related to Acquisition-related compensation that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income, (3) any gains or losses realized from investments in GLG Funds held by equity participation plan participants in connection with the Acquisition, (4) the cumulative dividends payable to the holders of exchangeable shares of its FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate, and (5) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG's management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period for purposes of the non-GAAP adjusted net income per non-GAAP weighted average fully diluted share calculation. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net loss as an indicator of GLG's operating performance or any other measures of performance derived in accordance with GAAP. GLG adjusted net income